UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2015
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
______________

Delaware	77-0160744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200 La Jolla, CA	92037 (Zip Code)
(Address of principal executive offices)
(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 8, 2015, we entered into a Royalty Stream and Milestone Payments Purchase Agreement with Selexis SA, a privately held life sciences company headquartered in Switzerland, to acquire a portfolio of possible future royalty and milestone payment rights based on over 15 Selexis commercial license agreement programs with various pharmaceutical-company counterparties.  In return, we paid Selexis $4.0 million in cash.  The more than 15 programs that are the subject of this transaction are based on Selexis’ technology platform for cell line development and scale-up to manufacturing of therapeutic proteins and relate to pre-commercialized drugs that are currently being developed, and which should require no funding or technological support from Ligand.

Item 2.02 Results of Operations and Financial Condition.
On May 11, 2015 Ligand Pharmaceuticals Incorporated (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2015. A copy of this press release is furnished herewith as Exhibit 99.1.
In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated May 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED
Date: May 11, 2015	By: /s/ Nishan de Silva Name: Nishan de Silva Title: Vice President, Finance and Strategy and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 11, 2015